UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported: June 5, 2012)

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway,
Parsippany, NJ 07054
(Address of principal executive offices and zip Code)

(862) 207-7800
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 5, 2012, the Company held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 14,889,034 shares of the Company's common stock were entitled to vote as of April 16, 2012, the record date for the Annual Meeting, of which 13,162,390 were present in person or by proxy at the Annual Meeting.
At the Annual Meeting, the stockholders of the Company were asked to elect two directors to serve as Class II directors of the Board for a three-year term expiring on the date of the Company's 2015 Annual Meeting of Stockholders. The results of the vote taken at the Annual Meeting with respect to the election of the Class II directors were as follows:

Director	For	Withheld	Broker Non-Vote

Gerald P. Belle	12,218,630	15,836	927,924

Nancy Lurker	12,167,990	66,476	927,924

At the Annual Meeting, the stockholders were also asked to ratify the appointment of BDO USA LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. The results of the vote taken at the Annual Meeting with respect to the ratification of the appointment of BDO USA LLP were as follows:

	For	Against	Abstain

Ratification of BDO USA LLP	13,090,547	24,549	47,294

At the Annual Meeting, the stockholders were also asked to approve certain amendments to the Company's Certificate of Incorporation to Decrease our Authorized Common Stock from 100,000,000 Shares to 40,000,000 Shares. The results of the vote taken at the Annual Meeting with respect to the approval of the changes to the Certificate of Incorporation were as follows:

	For	Against	Abstain	Broker Non-Vote

Approval of Changes to Company's Certificate of Incorporation	13,099,148	61,652	299	1,291

Each of the aforementioned proposals submitted to the stockholders at the Annual Meeting was approved by the final voting results set forth above.

* * * * * * *
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.

By: /s/ Jeffrey Smith
Jeffrey Smith
Chief Financial Officer
Date: June 6, 2012